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                                   EXHIBIT 21
            SUBSIDIARIES OF THE REGISTRANT METHODE ELECTRONICS, INC.

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             SUBSIDIARY (1)                                            JURSDICTION OF INCORPORATION
             --------------                                            ----------------------------
             Adam Technologies, Inc.                                               Delaware
             Bandwidth Semiconductor, LLC                                          Delaware
             Duel Systems, Inc.                                                    Delaware
             Graphic Research, Inc.                                               California
             Intertrace Technology, Inc.                                           Delaware
             Magna-lastic Devices, Inc.                                            Delaware
             Merit-Malta North America, Inc.                                       Michigan
             Meritronic                                                             Malta
             Methode of California (2)                                            California
             Methode Communication Modules (3)                                     Delaware
             Methode Development Company                                           Delaware
             Methode Electronics China PTE, Ltd.                                  Singapore
             Methode Electronics Europe, Ltd.                                      Scotland
             Methode Electronics Far East Pte., Ltd.                              Singapore
             Methode Electronics Foreign Sales Corporation                   U.S. Virgin Islands
             Methode Electronics Ireland Limited                                   Ireland
             Methode Electronics Malta Ltd.                                         Malta
             Methode Fibre Optic Products PTY, Ltd.                               Australia
             Methode Fibre Optics U.K. Ltd.                                     United Kingdom
             Methode International, GmbH                                           Germany
             Methode New England Co., Inc.                                         Delaware
             Methode Technical Components                                          Delaware
             MP Optical Communications, LLC                                        Illinois
             MP Optical Communications (Shenzhen) Co., Ltd.                       P.R. China
             Optokon Company, Ltd.                                              Czech Republic
             Stratos Lightwave, Inc.                                               Delaware
             Stratos Lightwave, LLC                                                Delaware
             Stratos, Ltd.                                                      United Kingdom
             Sentorque, Inc.                                                       Delaware

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(1) All subsidiaries 100% owned, except Optokon, Magna-lastic Devices, Inc. and
Sentorque, Inc. which are 75% owned, and MP Optical Communications, LLC and MP Optical Communications (Shenzhen) Co., Ltd. which are 60% owned.

(2) Business also done under the names Trace Laboratories Central and Trace Laboratories East.

(3) Business also done under the names Polycore Technologies and Stratos Micro Systems.


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